UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 2, 2007 (September 27, 2007)

MYRIAD ENTERTAINMENT & RESORTS, INC.
(Exact name of registrant as specified in charter)

Delaware	000-24789	64-0872630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

987 Harris Street, Tunica, MS 38676
(Address of principal executive offices)

(617) 443-9933
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Myriad's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Myriad’s actual results to differ from management's current expectations are contained in Myriad's filings with the Securities and Exchange Commission.  Myriad undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01

ENTERY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2007, Myriad Entertainment & Resorts, Inc. and its 99% owned subsidiary, Myriad World Resorts of Tunica, LLC (collectively, “Myriad” or the “Company”), entered into that certain Second Amendment to Contract For Sale and Purchase of Real Estate (hereinafter referred to as the “Second Amendment”) in order to amend certain provisions of that certain First Amendment to Contract for the Sale and Purchase of Real Estate, as amended, dated August 6, 2007  with the Sellers named therein  (the “First Amendment”).  Specifically, Second Amendment amends the First Amendment  to provide for (i) the issuance of an additional 300,000 shares of the Company’s Common Stock to members of the Perry family, and (ii) the extension of the Closing Date from October 2, 2007 to November 15, 2007.

A copy of the Second Amendment is filed herewith as Exhibit 10.1.

A copy of the press release announcing the amendment is filed herewith as Exhibit 99.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit

Number

Description

10.1 *

First Amendment to the Contract for the Sale and Purchase of Real Estate, dated August 6, 2007, between the Company and the Sellers named therein.

99.1*

Press Release titled, “Myriad Amends Land Agreement and extends Closing Date to November 15, 2007”, dated October 2, 2007.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD ENTERTAINMENT & RESPORTS, INC.

Date: October 2, 2007	By: /s/ John Meeske
John Meeske
Chief Executive Officer